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                                                                   EXHIBIT 2.1

                            AGREEMENT AND PLAN OF MERGER

                                         OF

                            ACACIA RESEARCH CORPORATION
                              (a Delaware corporation)

                                        AND

                            ACACIA RESEARCH CORPORATION
                             (a California corporation)

          THIS AGREEMENT AND PLAN OF MERGER dated as of December 23, 1999 (this "MERGER AGREEMENT") is between Acacia Research Corporation, a Delaware corporation ("ACACIA DELAWARE"), and Acacia Research Corporation, a California corporation ("ACACIA CALIFORNIA"). Acacia Delaware and Acacia California are sometimes referred to herein as the "CONSTITUENT
CORPORATIONS."

                                    RECITALS

     A. Acacia California desires to merge with and into Acacia Delaware and Acacia Delaware desires to merge with Acacia California, all upon the terms and subject to the conditions of this Merger Agreement.

     B. Acacia Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 80,000,000 shares, 60,000,000 of which are designated "Common Stock," par value $0.001 per share, and 20,000,000 of which are designated "Preferred Stock," par value $0.001 per share. The Preferred Stock of Acacia Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 100 shares of Common Stock of Acacia Delaware are issued and outstanding, all of which are held by Acacia California, and no shares of Preferred Stock are issued and outstanding.

     C. Acacia California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 30,000,000 shares of "Common Stock," no par value per share. As of December 23, 1999, 13,614,613 shares of Common Stock were issued and outstanding.

     D. The Board of Directors of Acacia California has determined that, for the purpose of effecting the reincorporation of Acacia California in the State of Delaware, it is advisable and in the best interests of Acacia California and its shareholders that Acacia California merge with and into Acacia Delaware upon the terms and conditions herein provided.

     E. The respective Boards of Directors of Acacia Delaware and Acacia California have approved this Merger Agreement and have directed that this Merger Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.



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          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Acacia Delaware and Acacia California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                     ARTICLE I

                                      MERGER

          1.1 MERGER. In accordance with the provisions of this Merger Agreement, the Delaware General Corporation Law and the California General Corporation Law, Acacia California will be merged with and into Acacia Delaware (the "MERGER"), the separate existence of Acacia California will cease and Acacia Delaware will survive the Merger and will continue to be governed by the laws of the State of Delaware. Acacia Delaware will be, and is herein sometimes referred to as, the "SURVIVING CORPORATION." The name of the Surviving Corporation will be Acacia Research Corporation.

          1.2 FILING AND EFFECTIVENESS. The Merger will become effective when the following actions will have been completed:

          (a) This Merger Agreement and the Merger will have been adopted and approved by the sole stockholder of Acacia Delaware and the shareholders of Acacia California, in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the covenants and conditions precedent to the consummation of the Merger specified in this Merger Agreement will have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the Delaware General Corporation Law will have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the California General Corporation Law will have been filed with the Secretary of State of the State of California.

The date and time when the Merger will become effective, as aforesaid, is herein called the "EFFECTIVE DATE OF THE MERGER."

          1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Acacia California will cease and Acacia Delaware, as the Surviving Corporation, (i) will continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) will be subject to all actions previously taken by its and Acacia California's Board of Directors, (iii) will succeed, without other transfer, to all of the assets, rights, powers and property of Acacia California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) will


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continue to be subject to all of the debts, liabilities and obligations of
Acacia Delaware as constituted immediately prior to the Effective Date of the Merger and (v) will succeed, without other transfer, to all of the debts, liabilities and obligations of Acacia California in the same manner as if Acacia Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                     ARTICLE II

                     CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1  CERTIFICATE OF INCORPORATION.  The Certificate of
Incorporation of Acacia Delaware as in effect immediately prior to the Effective Date of the Merger will continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2 BYLAWS. The Bylaws of Acacia Delaware as in effect immediately prior to the Effective Date of the Merger will continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3 DIRECTORS AND OFFICERS. The directors and officers of Acacia California immediately prior to the Effective Date of the Merger will be the directors and officers of the Surviving Corporation until their successors will have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                    ARTICLE III

                           MANNER OF CONVERSION OF STOCK

          3.1 ACACIA CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Acacia California Common Stock issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

          3.2 ACACIA CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

          (a) Upon the Effective Date of the Merger, the Surviving Corporation will assume and continue the stock option plans and all other employee benefit plans of Acacia California. Each outstanding and unexercised option or other right to purchase or security convertible into Acacia California Common Stock will become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one (1)


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share of the Surviving Corporation's Common Stock for each share of Acacia
California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Acacia California option, stock purchase right or convertible security at the Effective Date of the Merger.

          (b) A number of shares of the Surviving Corporation's Common Stock will be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Acacia California Common Stock so reserved immediately prior to the Effective Date of the Merger.

          3.3 ACACIA DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.001 per share, of Acacia Delaware issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action by Acacia Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Acacia California Common Stock may, at such holder's option, surrender the same for cancellation to U.S. Stock Transfer Co., as exchange agent (the "EXCHANGE AGENT"), and each such holder will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Acacia California Common Stock will be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Acacia California Common Stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate will, until such certificate will have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger will bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Acacia California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, and any additional legends agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of Acacia Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of issuance thereof that the certificate so surrendered will be properly endorsed and


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otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Acacia Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Acacia Delaware that such tax has been paid or is not payable.

                                     ARTICLE IV

                                      GENERAL

          4.1 COVENANTS OF ACACIA DELAWARE. Acacia Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of California General Corporation Law;

          (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Acacia Delaware of all of the franchise tax liabilities of Acacia California; and

          (c) take such other actions as may be required by the California General Corporation Law.

          4.2 FURTHER ASSURANCES. From time to time, as and when required by Acacia Delaware or by its successors or assigns, there will be executed and delivered on behalf of Acacia California such deeds and other instruments, and there will be taken or caused to be taken by Acacia California such further and other actions as will be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Acacia Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Acacia California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Acacia Delaware are fully authorized in the name and on behalf of Acacia California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Acacia California or of Acacia Delaware, or of both, notwithstanding the approval of this Merger Agreement by either the shareholders of Acacia California or by the sole stockholder of Acacia Delaware, or by both.

          4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Merger Agreement by either the sole stockholder of Acacia


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Delaware or the shareholders of Acacia California shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effective immediately after the Merger or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

          4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle and The Corporation Trust Company will be the registered agent of the Surviving Corporation at such address.

          4.6 AGREEMENT. Executed copies of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at 55 South Lake Avenue, Pasadena, California 91101 and copies thereof will be furnished to any holder of any class or series of capital stock of either Constituent Corporation, upon request and without cost.

          4.7 GOVERNING LAW. This Merger Agreement will in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

          4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.


[SIGNATURE PAGE TO FOLLOW]


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          IN WITNESS WHEREOF, this Merger Agreement having first been approved by the resolutions of the Boards of Directors of Acacia Research Corporation, a Delaware corporation, and Acacia Research Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized as of the date first above written.


                              ACACIA RESEARCH CORPORATION,
                              a Delaware corporation



                              By: /s/ Paul R. Ryan
                                  -------------------------------------
                                  Paul R. Ryan
                                  Chief Executive Officer and President


ATTEST:



/s/ Kathryn King-Van Wie
---------------------------
Kathryn King-Van Wie
Corporate Secretary

                              ACACIA RESEARCH CORPORATION,
                              a California corporation



                              By: /s/ Paul R. Ryan
                                  -------------------------------------
                                  Paul R. Ryan
                                  Chief Executive Officer and President


ATTEST:



/s/ Kathryn King-Van Wie
---------------------------
Kathryn King-Van Wie
Corporate Secretary


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